SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT

      Pursuant to Section 13, or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported)   March 20, 1997


                              K&S VENTURES, INC.
             (Exact name of registrant as specified in its charter)

                                   0-24684
                          (Commission File Number)

                 Colorado                             84-1214336
         (State of incorporation)          (IRS Employer Identification No.)

                  8908 S. Yale, Suite 360, Tulsa, OK  74137
                   (Address of principal executive offices)

                                (918) 481-0167
                         (Registrant's telephone number)


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ITEM 1.  Changes in Control of Registrant                  Not Applicable

ITEM 2.  Acquisition or Disposition of Assets              Not Applicable

ITEM 3.  Bankruptcy or Receivership                        Not Applicable

ITEM 4.  Changes in Registrant's Certifying Accountant     Page 3

ITEM 5.  Other Materially Important Events                 Not Applicable

ITEM 6.  Resignations of Registrant's Directors            Not Applicable

ITEM 7.  Financial Statements and Exhibits                 Page 4

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ITEM 4.  Changes in Registrant's Certifying Accountant


DISMISSAL

a. On March 20, 1997, Thomas W. Hanson, CPA of Denver, Colorado was dismissed as the Company's Certifying Accountant.

b. Thomas W. Hanson's report on the financial statements for the last two years contained no adverse opinion or disclaimer of opinions nor was qualified or modified as to uncertainty, audit scope, or accounting principles.

c. The decision to change certifying accountants was approved by the Board of Directors.

d. During the two most recent fiscal years and during the subsequent interim period up to the dismissal date, there were no disagreements with Thomas W. Hanson on matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures.

e. A copy of Thomas W. Hanson's letter directed to the Commission is attached hereto as an exhibit.


ENGAGED

a. On March 20, 1997, the accounting firm of Cross and Robinson of Tulsa, Oklahoma was appointed as the Company's Certifying Accountant for fiscal 1996.

b. The Company has not, during its two most recent fiscal years and for the subsequent interim period up to the dismissal date, consulted with Cross and Robinson regarding the type of audit opinion that might be rendered on the Company's financial statements or on the application of accounting principles to specific transactions either completed or proposed.

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ITEM 7.  Financial Statements and Exhibits

a.  Financial Statements
    None

b.  Pro Forma Financial Information
    None

c.  Exhibits
    (16) Thomas W. Hanson's (former Certifying Accountant) letter directed to the Commission regarding Changes in Registrant's Certifying Accountant

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                                SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

                                            K&S VENTURES, INC.
                                            Registrant

Date:  March 20, 1997                       By: /s/ Rhonda R. Vincent
                                            -------------------------
                                            Rhonda R. Vincent
                                            Treasurer and Chief Financial
                                            Officer

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